SHORT TERM LEASE


1. Pursuant to Article XXXII, subparagraph J of the Lease entered into on September 9, 1971, between INVESTORS EQUITY OF IOWA, INC., an Iowa corporation (hereinafter referred to as "Landlord" and WEST DES MOINES STATE BANK, an Iowa banking corporation (hereinafter referred to as "Tenant"), all of the provisions of said Lease are, by this reference, incorporated and made a part hereof.

2. The term of said Lease, according to Article II, subparagraphs B and C thereof and Article I of the Supplemental Agreement entered into between the Landlord and Tenant on June 16, 1972 pursuant thereto, is for a period of twenty (20) years from and after the first (1st) day of May, 1972, and expiring on the thirtieth (30th) day of April, 1992.

3.   The  property to which the Lease  extends is an area of  approximately  2.5 acres in the City of West Des Moines to the east of 22nd Street and adjoining Westown Park on the north, Kingman Avenue on the south and 22nd Street on the west, more particularly described as:

         Part of the NE Frl 1/4 of the NE Frl 1/4 of Section 4, Township 78 North, Range 25 West of the 5th P.M. described as follows:

         Beginning at a point on the East line of 22nd Street that is 30 ft. North of the South line of said NE Frl 1/4 of the NE Frl 1/4; thence North, along with East line of 22nd Street, 460.0 ft.; thence East, parallel to the South line of said NE Frl 1/4, NE Frl 1/4, 53.4 ft. to the P.C. of a curve to the left having a radius of 518.34 ft.; thence along said curve to the left 184.71 ft.; thence radial to said curve in the Southeasterly direction, 56.88 ft. more or less to intersect a line Normal to the South line of said NE Frl 1/4, NE Frl 1/4 and passing through a point 234 ft. East of the Southwest corner of the tract herein described; thence South, along the last described line, 216 ft.; thence West, Normal to the last described line, 32.0 ft. thence South at right angles, 220 ft. to a point 30 ft. North of the South line of the NE Frl 1/4, NE Frl 1/4; thence West, 202 ft. to the point of beginning, all now in and forming a part of the City of West Des Moines, Iowa and containing approximately 2.5 acres.

     and extending also, by the terms of the Lease Modification Agreement No. 1 entered into between the Landlord and Tenant on June 16, 1972, to certain additional property adjoining the entire western boundary of the above described property and being more particularly described as:

     Commencing at a point on the East line of 22nd Street that is 30 ft. North of the South line of said NE Frl 1/4, NE Frl 1/4; thence East, 30 ft. North of and parallel to the South line of said NE Frl 1/4, NE Frl 1/4, 264.0 ft. to the point of beginning; thence North, normal to the last described line,
     248.0 ft.; thence West, parallel to the South line of the tract herein described, 30 ft.; then South, parallel to the East line of this tract,
     28.0 ft.; thence West, parallel to the South line of this tract, 32.0 ft.; thence South, parallel to the East line of the tract herein described,
     220.0 ft.; thence East 62.0 ft. to the point of beginning, all now in and forming a part of the City of Des Moines, Iowa and containing approximately
     0.33 acres.

     Commencing at a point on the East line of 22nd Street that is 490 ft. North of the South line of said NE Frl 1/4, NE Frl 1/4; thence East, parallel to the South line of said NE Frl 1/4, NE Frl 1/4, 53.4 ft. to the P.C. of a curve to the left having a radius of 518.34 ft.; thence Easterly, along said curve to the left 184.71 ft. to the point of beginning; thence continuing Easterly, along said curve to the left, to the point of intersection with a curve having a radius of 94.0 ft. and whose radius point is located 275.0 ft. East of the East line of 22nd Street and on a line that is 530 ft. North of and parallel to the South line of said NE Frl 1/4, NE Frl 1/4; thence Southerly, along the curve having a radius of 94.0 ft. to the point of intersection with a line that is normal to the South line of said NE Frl 1/4, NE Frl 1/4 and extends North through a point that is 264.0 ft. East of the East line of 22nd Street and 30 ft. North of the South line of said NE Frl 1/4, NE Frl 1/4; thence South, along the line last described above, 158.0 ft. more or less to a point that is 278 ft. North of the South line of said NE Frl 1/4 , NE Frl 1/4, thence West, parallel to the South line of this tract, 30 ft.; thence North, parallel to the North-South portion of the East line of the tract herein described,
     188.0 ft.; thence Northwesterly, along a line radial to the curve first described above, 56.88 ft. to the point of beginning, all now in and forming a part of the City of West Des Moines, Iowa and containing approximately 0.28 acres.

4. By Article XXVI of the Lease between the Landlord and Tenant, the Landlord grants unto the Tenant during the last three (3) months of the tenth (10th) year, the last three (3) months of the fifteenth (15th) year and the last three (3) months of the twentieth (20th) year of the Lease, and, provided that the options to renew are exercised, during the last three (3) months of the twenty-fifth (25th) year, the last three (3) months of the thirtieth
     (30th) year and the last three (3) months of the thirty-fifth (35th) year of the Lease and during a period of thirty (30) days following the date that the Tenant is advised, in writing, by the Landlord that 51%, or more, of the common stock of the Landlord is acquired by any third party, the right, at Tenant's option, to purchase Landlord's interest in the Ground Lease and the improvements now, or hereafter, erected on the property which is the subject to the Lease and the Lease Modification Agreement No. 1, for a purchase price as determined pursuant to Article XXVI, subparagraph B, and subject to the following:

     (1)  Mortgages of record,

     (2)  Zoning and building laws and ordinances,

     (3)  Covenants, restrictions, easements and agreements of record,

     (4)  Other leases on the office buildings.

5. Furthermore, by Article XXVII of the Lease between the Landlord and Tenant, and without limiting or modifying the rights of Tenant granted by Article XXVI summarized above, it is agreed that if Landlord, or Landlord's successors or assigns, at any time during the continuance of the Lease receives a bona fide offer to purchase its interest in the Ground Lease and the improvements now, or hereafter, erected thereon, and desires to sell under the terms of said offer, Landlord shall give Tenant ten (10) days notice, in writing, of such bona fide offer, setting forth the name and address of the proposed purchaser; the purchase price, and the terms of payment thereof. In the event that Tenant does not exercise its option to purchase within the aforesaid period, this Lease and all of its terms and conditions, including Tenant's option to purchase for a fixed sum contained in Article XXVI hereof, shall nevertheless remain in full force and effect, and the Landlord, or Landlord's successors or assigns, shall be bound thereby. In the event that a sale is, for any reason, not consummated pursuant to the bona fide offer set forth in the notice, Tenant shall have, upon the same conditions or notification, the continuing first option to purchase upon the terms and conditions of any subsequent bona fide offer or offers to purchase.

6. According to Article XVI of the Lease between Landlord and Tenant, the Landlord, or its successors and assigns, during the term of the Lease, or any extensions thereof, shall not hereafter lease, rent, occupy or permit to be occupied or sell any property within the boundaries of the Restrictive Covenant Area more particularly described below, without a covenant prohibiting the use or occupancy of such property as a bank or a state or federal chartered savings and loan association or any other entity performing the function of checking (which is defined to be that service normally performed by a bank), federal insured savings, or rental to general public of safe deposit boxes. This restrictive covenant is deemed to run with the title to the land which is the subject of the Restrictive Covenant Area more particularly described below, and shall remain in force and effect so long as the Tenant occupies the leased premises. The Restrictive Covenant Area is more particularly described as follows:

     All of that property to the East of the property described in paragraph 3 above, which, together with the property described in paragraph 3 above, makes up what is designated `Lot 2' on the unfiled plat of the proposed Westown Park, which is an official plat of that part of the NE 1/4 of the NE Frl 1/4 of Section 4, Township 78 North, Range 25 West of the 5th y.M. lying East of 22nd Street as same is now established as a 100 foot right of way, all now in and forming a part of the City of West Des Moines, Iowa.

7. This Short Form Lease is drawn pursuant to the authority granted by Article XXXII, subparagraph J of the Lease between the Landlord and Tenant, for the purpose of filing the same with the County Recorder of Polk County, Iowa, and it should not be read as setting forth all of the provisions of the Lease between the Landlord and Tenant; interested persons should contact the Tenant for complete information relating to the rights and obligations under the Lease.

8.   Dated this 4th day of March, 1974.

     TENANT

     WEST DES MOINES STATE BANK


     By:  /s/ Q. Lee Minear
     ---------------------------------------
     the Vice President thereof

     By:  /s/ Joyce A. Chapman
     ---------------------------------------
     the Cashier thereof

STATE OF IOWA    )
                 )  SS
COUNTY OF POLK   )


On this 4th day of March, 1974, before me a notary public in and for said county, personally appeared Q. Lee Minear and Joyce A. Chapman to me personally known, who being by me duly sworn, did say that they are Vice President and Cashier respectively of said corporation, the seal fixed to said instrument is the seal of said corporation and that said instrument was signed and sealed on behalf of the said corporation by authority of its board of directors and the said Q. Lee Minear and Joyce A. Chapman acknowledge the execution of said instrument to be the voluntary act and deed of said corporation by its voluntarily executed.

/s/ Robert M. Koele
---------------------------------------------
Notary Public in and for said County
and State



After recording return to:

Thoma, Schoenthal, Davis, Hockenberg & Wine
400 Empire Bldg.
Des Moines, Iowa  50309
Attention:  George W. Sullivan